UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 28, 2004, the Board of Directors of The McClatchy Company (the Company; or McClatchy;) adopted The McClatchy Company 2004 Stock Incentive Plan (Plan), a copy of which is on file with the SEC as Exhibit Number 10.14 to the Company's Form 10-Q for the quarter ended June 27, 2004 (File no. 333-46501). The Plan was approved by the stockholders of McClatchy on May 19, 2004.

Pursuant to the Plan, McClatchy intends to make, from time to time, stock option awards to employees (including executive officers). Awards issued under the Plan will be evidenced by a Nonqualified Stock Option Agreement (the "Agreement") in substantially the form attached hereto as Exhibit 99.1.

Also, from time to time, McClatchy makes stock option awards to directors pursuant to the stockholder-approved 2001 Director Option Plan (the "2001 Plan"), a copy of which is on file with the SEC as Exhibit Number 10.14 to the Company's From 10-Q for the quarter ended July 1, 2001 (File no. 333-46501). Pursuant to the 2001 Plan, the Company issues stock option awards to directors of the Company. Awards issued under the 2001 Plan are evidenced by a Director Option Agreement (the "Director's Agreement") in substantially the form attached hereto as Exhibit 99.2.

I. Material Terms and Conditions of the form of the Nonqualified Stock Option Agreement

The following summary of the material terms and conditions of the general form of Agreement is qualified in its entirety by reference to the Agreement, which is incorporated by reference to Exhibit 99.1 hereto.

Term and Expiration of the Option. The option expires ten (10) years after the grant date. In the event the optionee's employment is terminated, except by death, then his or her option shall expire on the earliest of the following occasions: (i) ten years after the grant date; (ii) three years after the termination of service if the termination occurs on or after the earliest date when the optionee is eligible for early or normal retirement under the McClatchy Retirement Plan; (iii) three years after the termination of service if termination occurs because of the optionee's total and permanent disability; or (iv) ninety days after the termination of service if such termination is not described in (ii) or (iii) above.

If the optionee dies while in service, then his or her option shall expire either at the end of the ten-year term of the option or three years after the optionee's death, whichever is earlier. All or part of the optionee's option may be exercised at any time before expiration by the executors or administrators of the optionee's estate or by the optionee's beneficiaries.

Exercise Procedures. The optionee or the optionee's representative may exercise the optionee's option by giving a written and signed notice to the Secretary of the Company. The notice must specify the election to exercise the option, the number of shares for which it is being exercised, the form of payment and whether the shares withholding to pay tax will be used. After receipt of a proper notice of exercise, the Company shall issue the share certificate(s). Partial exercises of this option may not be made for less than 100 shares (without regard to adjustments).

Payment for Stock. All or part of the purchase price may be paid in cash, stock (provided the shares have been owned for more than 12 months and have a fair market value on the date of exercise equal to the purchase price), or by a cashless exercise. A cashless exercise by an executive officer or director of the Company must be approved in advance by the Company.

The Committee shall have the authority to settle all or part of an exercisable installment of the option by offering payment in shares, cash or any combination of shares and cash, in exchange for surrender of that installment or partial installment.

Restriction on Transfer of Shares or Option. The Company may impose restrictions upon the sale, pledge, or other transfer of the shares (including the placement of appropriate legends on stock certificates), if the Company deems such restrictions as necessary or desirable to achieve compliance with the Securities Act. Also, the optionee cannot transfer, assign or sell his her option.

Adjustment of Shares. In the event of a subdivision of the outstanding stock, a declaration of a dividend payable in shares, a declaration of a dividend payable in cash in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding stock (by reclassification or otherwise) into a lesser number of shares, or a similar occurrence, the Committee shall make appropriate adjustments in the number of shares and/or the exercise price under the optionee's option.

Change in Control. The optionee is entitled to immediate 100% vesting of any unexpired option upon a change in control (as defined in the Plan).

II. Material Terms and Conditions of the form of the Director Option Agreement

The following summary of the material terms and conditions of the general form of Director Agreement is qualified in its entirety by reference to the Director Agreement, which is incorporated by reference to Exhibit 99.2 hereto.

Term and Expiration of the Option. The option expires ten (10) years after the grant date. In the event of termination of continuous status as a director, other than by death, disability or retirement, then his or her option shall expire ninety (90) days after the termination of director service. In the event the optionee's status as a director terminates as a result of death, disability or retirement, then his or her option shall expire either at the end of the ten-year term of the option or three years after the termination on account of death, disability or retirement.

Exercise Procedures. Options are exercisable by written notice, and such notice shall specify the election to exercise the option and the number of shares for which it is being exercised, and shall be accompanied by payment of the exercise price. Options may not be exercised for a fraction of a share.

Payment for Stock. All or part of the exercise price may be paid in cash, check, surrender of shares (provided that the shares have been owned for more than 12 months and have a fair market value on the date of surrender equal to the exercise price), or by a cashless exercise. A cashless exercise must be approved in advance by the Company.

Restriction on Exercise and Transfer of Option. The option may not be exercised if the issuance or method of payment would constitute a violation under federal or state laws. Also, the option cannot be transferred.

Adjustment of Shares. In the event of change in capitalization, the number of shares and/or the price per share shall be proportionately adjusted. In the event of a proposed dissolution or liquidation of the company, outstanding options shall terminate immediately prior to the consummation of such proposed action.

Change in Control. All outstanding and unexpired options shall become fully vested and exercisable upon a change in control (as defined in the 2001 Plan), including as to shares for which it would not otherwise be exercisable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 15, 2004 The McClatchy Company

By: Patrick J. Talamantes

By: Patrick J. Talamantes

Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number Description

99.1 The McClatchy Company 2004 Stock Incentive Plan Nonqualified Stock Option Agreement

99.2 The McClatchy Company Director Option Agreement